Housecall Medical Resources, Inc.
                                    Exhibit 11
           Statement Regarding Computation of Earnings Per Share
                 (in thousands, except for per share data)


                                                                Three months ended             Nine months ended
                                                                      March 31,                     March 31,
                                                                 1996           1997          1996          1997
                                                             --------      ---------        -------      --------
Primary:
Weighted average common shares outstanding                      6,079         10,223          6,050        10,220
Net effect of dilutive stock options
  based on the treasury stock method using average
  market price                                                    632            788            617           820
Adjustment for stock and options issued within
  one year of January 29, 1996 in accordance
  with SAB 83                                                     471            -              508           -
                                                              -------       --------       --------      --------
Weighted average common shares and equivalents
  outstanding                                                   7,182         11,011          7,175        11,040
                                                              =======       ========        =======      ========

Income (loss) before extraordinary item                       $   885       $ (3,570)       $   601      $ (2,772)
Extraordinary item                                                -             (167)           -            (902)
                                                              -------       --------       --------      --------
Net income (loss) attributable to common
  stockholders                                                $   885       $ (3,737)       $   601      $ (3,674)
                                                              =======       ========       ========      ========
Per share amounts:
Income (loss) before extraordinary item                       $  0.12       $  (0.32)       $  0.08      $  (0.25)
Extraordinary item                                                -            (0.02)           -           (0.08)
                                                              -------       --------       --------      --------
Net income (loss) attributable to common
  stockholders                                                $  0.12       $  (0.34)       $  0.08       $ (0.33)
                                                              =======       ========       ========       =======

FULLY DILUTED:
Weighted average common shares outstanding                      6,079         10,223          6,050        10,220
Net effect of dilutive stock options based on
  the treasury stock method using period end
  market price                                                    638            788            638           857
Adjustment for stock and options issued within
  one year of January 29, 1996 in accordance
  with SAB 83                                                     471            -              508           -
                                                              -------       --------       --------      ---------
Weighted average common shares and equivalents
  outstanding                                                   7,188         11,011          7,196        11,077
                                                              =======       ========        =======      ========
Income (loss) before extraordinary item                       $   885       $ (3,570)       $   601      $ (2,772)
Extraordinary item                                                -             (167)            -           (902)
                                                              -------       --------       --------      --------
Net income (loss) attributable to common
   stockholders                                               $   885       $ (3,737)       $   601      $ (3,674)
                                                              =======       ========        =======      ========
Per share amounts:
Income (loss) before extraordinary item                       $  0.12       $ (0.32)        $  0.08      $  (0.25)
Extraordinary item                                                -           (0.02)           -            (0.08)
                                                              -------       --------       --------      --------
Net income (loss) attributable to common
   stockholders                                               $  0.12       $ (0.34)        $  0.08      $  (0.33)
                                                              =======       =======         =======      ========